EXHIBIT 10.1

SIXTH AMENDMENT TO LEASE

     THIS SIXTH AMENDMENT TO LEASE (“Sixth Amendment”) is made this 4th day of June, 2012 (the “Effective Date”), between DAVID D. BOHANNON ORGANIZATION, a California corporation, herein referred to as "Landlord", and GERON CORPORATION, a Delaware corporation, herein referred to as "Tenant".

WITNESSETH:

     WHEREAS, Landlord and Tenant entered into a Lease entitled "Business Park Lease” dated January 20, 1993, for certain demised premises located at 194-200 Constitution Drive, Menlo Park, California, as more particularly described in said Lease, and

     WHEREAS, the Lease has been amended by a First Amendment to Lease dated July 26, 1993, a Second Amendment to Lease dated February 22, 1994, a Third Amendment to Lease dated March 25, 1996 a Fourth Amendment to Lease dated March 23, 2004, and a Fifth Amendment to Lease dated March 19, 2008 (the “Fifth Amendment”) (the Lease, as previously amended by the foregoing amendments, is herein referred to as the “Lease”), and

     WHEREAS, the Lease is scheduled to expire on July 31, 2012, and Landlord and Tenant desire to make certain amendments to the Lease and extend the demised term of the Lease, all as more particularly set out herein below.

     NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree to amend the Lease as follows:

     1. The demised term of the Lease is hereby extended two (2) years commencing August 1, 2012, and the demised term shall expire on July 31, 2014, at 11:59 p.m.

     2. Effective as of the Effective Date, Section 1.3 of the Lease (Tenant’s option to extend the demised term of the Lease), which was inserted into the Lease in Section 5 of the Fifth Amendment, and Section 2.2 of the Lease, shall be deemed void and of no further force or effect, as the parties have agreed to extend the demised term of the Lease pursuant to the provisions of this Sixth Amendment.

     3. Base rent payable pursuant to Section 2.1 of the Lease shall be payable during the extended term as follows:

	Base Rent (NNN)
	Per Square Foot
Period	Per Month	Total Per Month	Total Per Annum
August 1, 2012 – July 31, 2013	$2.00	$34,704.00	$416,448.00
August 1, 2013 – July 31, 2014	$2.06	$35,745.12	$428,941.44

     4. In addition to the base rent set forth in Section 2.1 of the Lease, as revised hereinabove, Tenant shall continue to pay all items of additional rent pursuant to the terms of the Lease.

     5. Notwithstanding the terms and conditions of the Lease to the contrary, the parties have agreed that Landlord and Tenant shall share the costs of replacement of heating, ventilation and air conditioning (HVAC) equipment on the demised premises as follows: Landlord has provided an estimate of the costs of such HVAC equipment replacement and HVAC equipment repairs by Landlord’s vendor, Acco Engineered Systems (“Acco”), as set forth on Schedule A hereto. Acco’s report estimates HVAC equipment replacement costs (i.e., not including repair and maintenance costs) totaling approximately $140,505.00. Landlord agrees that HVAC equipment replacement costs shall be shared equally between Landlord and Tenant, provided that Landlord’s total cost shall not exceed, in the aggregate, the amount of Seventy Thousand Two Hundred Fifty Two and 50/100 Dollars ($70,252.50) (i.e., fifty percent (50%) of the estimated HVAC equipment replacement costs). Tenant agrees that Tenant shall reimburse Landlord as and when incurred for its fifty percent (50%) share of the HVAC equipment replacement costs and one hundred percent (100%) of the actual remaining and reasonable HVAC equipment replacement costs over and above the amount of One Hundred Forty Thousand Five Hundred Five Dollars ($140,505.00). Such amounts, together with any amounts for HVAC repair and maintenance costs, shall be reimbursed from the 230 Deposit pursuant to Paragraph 6 below, and amounts in excess of the 230 Deposit, if any, shall be reimbursed to Landlord within thirty (30) days after Landlord’s written demand therefor, which shall include a copy of the applicable vendor invoice for such costs. Subject to the preceding sentence with respect to application of the 230 Deposit, costs of repair and maintenance shall continue to be borne according to the terms of the Lease. Landlord shall have the right to bill Tenant for its share of the HVAC equipment replacement costs as described above, and the repair and maintenance costs incurred in good faith, in installments when each such cost is incurred by Landlord. Landlord agrees to provide Tenant with a copy of any reports, invoices or other records provided by Acco concerning HVAC replacement and repairs. Landlord shall notify Tenant in advance of any proposed HVAC replacement costs not covered in Schedule A and will discuss any comments by Tenant with respect thereto and, upon Tenant’s written request, Landlord shall obtain competitive bids for any future HVAC replacement costs which are not covered in Schedule A (but Landlord shall not be required to obtain competitive bids for HVAC repair or maintenance costs). The parties agree to cooperate with one another in good faith to minimize the costs of any necessary repair, replacement or maintenance of HVAC equipment on the demised premises.

     6. Section 19.9 of the Lease shall be amended as follows: As of the Effective Date, Landlord holds a security deposit in the amount of $24,247.96 with respect to the demised premises (the "Lease Security Deposit"). In addition, Landlord holds a security deposit in the amount of $212,095.29 (the "230 Deposit") with respect to the premises located at 230 Constitution Drive, Menlo Park. In connection with Tenant’s exit from the premises located at 230 Constitution Drive pursuant to the terms and conditions of that certain Exit Agreement signed by the parties of even date herewith (the “Exit Agreement”), the parties agree that any remaining portion of the 230 Deposit, after such 230 Deposit has been applied to the lease for the premises located at 230 Constitution Drive as set forth in the Exit Agreement, shall be applied toward Tenant's reimbursement obligations for the repair, maintenance and replacement of HVAC equipment conducted in accordance with Paragraph 5 of this Sixth Amendment and the provisions of the Lease at any time during the Term of the Lease. The balance of the 230 Deposit, if any, shall be held in an interest bearing account or certificate of deposit as an additional security deposit with respect to the demised premises hereunder. The additional security deposit, plus interest, shall be refunded to Tenant (subject to such security deposit or portion thereof being applied pursuant to the provisions of Section 19.9 of the Lease) within thirty (30) days after expiration of the Lease.

     7. During the demised term of the Lease as extended hereby and prior to the expiration of the Lease, Tenant will make the demised premises available to Landlord or Landlord’s agent, Green Environment, Inc., or other environmental consultant chosen by Landlord (“GEI”), at times acceptable to GEI and Tenant during regular business hours, and will cooperate with GEI in the conduct of an environmental review. GEI will complete an environmental site assessment consisting of: (1) review of available public records associated with the tenancy on file at the City of Menlo Park Building Department, Menlo Park Fire Protection District, West Bay Sanitary District, San Mateo County Health System, Bay Area Air Quality Management District, and the Bureau of Radiological Health; (2) interview of public agency staff (as needed) associated with Tenant's operations on the demised premises; (3) inspection of the demised premises prior to onset of move-out activities, accompanied by a representative of Tenant with responsibility for environmental, health and safety; (4) review of the Lease provisions associated with Tenant's obligations in regards to hazardous materials and facility restoration upon vacating the demised premises; (5) review of the Tenant's written closure plan with regards to hazardous materials and hazardous wastes; (6) inspection of the demised premises upon Tenant's completion of closure activities accompanied by a representative of Tenant with responsibility for environmental, health and safety; and (7) review of the Tenant's written closure report with regards to hazardous materials and hazardous wastes. GEI’s site assessment will be documented in a written report provided to Landlord and made promptly available to Tenant by Landlord. Nothing contained in this Sixth Amendment shall affect Tenant's obligation to leave the demised premises in the condition described in the Lease.

     8. It is understood and agreed that all other terms and conditions of the Lease shall be and remain the same. Capitalized terms set forth herein shall have the same meaning as in the Lease. If there is any conflict between the provisions of this Sixth Amendment and the provisions of the Lease, the provisions contained in this Sixth Amendment shall control.

     9. This Sixth Amendment shall be construed under the laws of the State of California. If any provision of this Sixth Amendment, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Sixth Amendment shall not be affected thereby and each provision of this Sixth Amendment shall be valid and enforceable to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the parties have executed this Sixth Amendment as of the date first hereinabove written.

TENANT:		LANDLORD:
GERON CORPORATION,		DAVID D. BOHANNON
a Delaware corporation		ORGANIZATION,
a California corporation

By:	/s/ Graham Cooper	By:	/s/ Scott Bohannon
	Graham Cooper		Senior Vice President
Chief Financial Officer
EVP, Business Development
		By:	/s/ Ernest Lotti Jr.
Secretary

Schedule A

HVAC Repair/Replacement Quote

"EXHIBIT A"

February 15, 2012 Robert Van Rooy David D. Bohannon Organization Sixty 31st Avenue San Mateo, CA 94403 robert.vanrooy@ddbo.com

RE: Geron 200 Constitution Drive – Due Diligence Report

Dear Robert,

We are complete with the HVAC equipment inspection and report the following:

Equipment List
Type	Unit #	Make	Model #	Serial #	Tons	Year
Package Unit	AC-1	Carrier	48DP012	N594097	10	1980
Package Unit	AC-2	Carrier	48DP012	N594093	10	1980
Package Unit	AC-3	Carrier	48BL006530	3284G20588	5	1984
Package Unit	AC-4	Carrier	48LDT006510	4784G34824	5	1984
Package Unit	AC-5	Carrier	48LD008500	4384G31612	7	1984
Package Unit	AC-6	Trane	YC0120B3LOC	H421433120	10	1993
Package Unit	AC-7	Trane	YCX024F1LOC	H46167647	2	1993
Package Unit	AC-8	Carrier	48SS02404032	4495G80029	2	1995
Package Unit	AC-9	Trane	YCC036F1LOB	N05365U1H	3	1998
Package Unit	AC-A	Trane	BYC100G3LOD	B20143522D	8.5	1987
Package Unit	AC-B	Trane	BYC100G3LOD	B20143481D	8.5	1987
Heat Pump	HP-1	Carrier	38BQ008530	5089G05587	7.5	1989
Air Handler	AH-1	Trane	N/A	N/A	15	N/A
Air Handler	AH·A	Trane	CCDB14C90G	K87K33267	N/A	1987
Air Handler	AH-C	Carrier	N/A	N/A	N/A	N/A
Condensing Unit	CU-1	Trane	TIA180B300	R204R8RAH	15	2000
Condensing Unit	CU-A	Trane	BTA240C300MB	B43198704	20	1987
Condensing Unit	CU-C	Carrier	38AH044500	3496F24196	40	1996
Boiler	B #1	Teledyne	HH0250CN12KBBBX	C06166672	250K	2006
		Laars			BTU
Boiler	B #2	Teledyne	HH1010EN09KBACK	C96H05864	1 Mill.	1996
		Laars			BTU
Dom. Wtr Htr	DWH #1	Teledyne	PW0050CN12KBACN	E05CG017C	N/A	2005
		Laars
Supply Fan	SF-12	American	SMB-8	F30292	N/A	N/A
		Fan
Supply Fan	SF-12	American	SMB-8	F30292	N/A	N/A
		Fan
Exhaust Fan	EF-1	Greenheck	SWB-20-30	93K07270	N/A	1993
Exhaust Fan	EF-2	Greenheck	SWB-20-30	93K07271	N/A	1993
Exhaust Fan	EF-3	Dayton	4C33A	N/A	N/A	N/A
Exhaust Fan	EF-4	Dayton	3C401A	N/A	N/A	N/A
Exhaust Fan	EF-5	Carnes	N/A	N/A	N/A	N/A
Exhaust Fan	EF-6	N/A	N/A	N/A	N/A	N/A
Exhaust Fan	EF-7	Greenheck	SWB-16-10CC	00H15260	N/A	2000

Equipment List continued....
Type	Unit #	Make	Model #	Serial #	Tons	Year
Exhaust Fan	EF-8	Dayton	3C425B	N/A	N/A	N/A
Exhaust Fan	EF-9	American	SMB-10	F-29757	N/A	N/A
		Fan
Exhaust Fan	EF-10	Dayton	4YC736	N/A	N/A	1993
Exhaust Fan	EF-11	Dayton	4HX83A	N/A	N/A	N/A
Exhaust Fan	EF-12	N/A	N/A	N/A	N/A	N/A
Exhaust Fan	EF-13	Dayton	4YC67	N/A	N/A	N/A
Exhaust Fan	EF-14	N/A	N/A	N/A	N/A	N/A
Exhaust Fan	EF-15	Greenheck	SWB-20-50-CW	96H15577	N/A	1996
Exhaust Fan	EF-16	Greenheck	SWB-20-50-CW	96H15578	N/A	1996
Exhaust Fan	EF-17	Dayton	3C401A	N/A	N/A	N/A
Exhaust Fan	EF-18	Acme	PF110-2	WH0881	N/A	N/A
Exhaust Fan	EF-19	Acme	N/A	N/A	N/A	N/A
Exhaust Fan	EF-A	Synder	4165001	N/A	N/A	N/A
Exhaust Fan	EF-B	Synder	4165001	N/A	N/A	N/A
Exhaust Fan	EF-C	Dayton	26797A	N/A	N/A	N/A
Vacuum Pump	VP-1	Busch	N/A	U053203905	N/A	N/A
Air Compressor	CDA-1	Quincy	N/A	84279	N/A	N/A
Air Dryer	RAD-1	Zander	N/A	3179760001	N/A	N/A

Equipment Report

Unit #	AC – 1 (10 ton System)
General Condition	Poor (32 year old 10 ton Unit)
Operation Status	Cooling: Operational
Heating: Operational
Recommendations	None
Comments Regarding the Unit	An industry standard on HVAC equipment lifespan is 15-20 years. Bohannon units generally average longer life due to comprehensive maintenance. This unit is 32 years old and has been under a different vendors care for over 10 years. It would be prudent to budget for its replacement in the near future since service levels cannot be verified.
“Budget” Price for Unit Replacement	$20,000.00

Unit #	AC - 2
General Condition	Poor (32 year old 10 ton Unit)
Operation Status	Cooling: Operational
Heating: Operational
Recommendations	None
Comments Regarding the Unit	An industry standard on HVAC equipment lifespan is 15-20 years. Bohannon units generally average longer life due to comprehensive maintenance. This unit is 32 years old and has been under a different vendors care for over 10 years. It would be prudent to budget for its replacement in the near future since service levels cannot be verified.
“Budget” Price for Unit Replacement	$20,000.00

Unit #	AC - 3
General Condition	Extremely Poor (28 year old 5 ton unit)
Operation Status	Cooling: Operational
Heating: Inoperable
Recommendations	1.) Replace the rotted out condensate pan.
2.) Replace the failing shaft bearings.
3.) Troubleshoot the inoperable heating mode and make recommendations for repair.
Price for Repairs	$3,500.00
Comments Regarding the Unit	Due the age and extent of repairs needed for this unit, we highly recommend replacement.
“Firm” Price for Unit Replacement	$9,875.00 (we will send a separate quote for this)

Unit #	AC - 4
General Condition	Poor (28 year old 5 ton unit)
Operation Status	Cooling: Operational
Heating: Operational
Recommendations	1.) Clean the burner rack.
2.) Remove the plugged suction drier and add refrigerant.
Price for Repairs	$1,467.00 (including labor, material & tax)
Comments Regarding the Unit	An industry standard on HVAC equipment lifespan is 15-20 years. Bohannon units generally average longer life due to comprehensive maintenance. This unit is 28 years old and has been under a different vendors care for over 10 years. It would be prudent to budget for its replacement in the near future since service levels cannot be verified.
“Budget” Price for Unit Replacement	$11,500.00 (will need curb adapter)

Unit #	AC - 5
General Condition	(28 year old 7 ton unit)
Operation Status	Cooling: Operational
Heating: Operational
Recommendations	1.) Replace the leaking second stage high pressure safeties.
2.) Leak check the system.
3.) Add 10# or R-22 to the unit.
Price for Repairs	Not to Exceed: $1,675.00 (including labor, material & tax)
Comments Regarding the Unit	An industry standard on HVAC equipment lifespan is 15-20 years. Bohannon units generally average longer life due to comprehensive maintenance. This unit is 28 years old and has been under a different vendors care for over 10 years. It would be prudent to budget for its replacement in the near future since service levels cannot be verified.
“Budget” Price for Unit Replacement	$14,000.00

Unit #	AC - 6
General Condition	Fair (19 years old)
Operation Status	Cooling: Operational
Heating: Operational
Recommendations	1.) Leak check and repair the refrigerant leak.
2.) Install head pressure controllers on both circuits.
Price for Repairs	Not to Exceed: $1,975.00 (including labor, material & tax)
Comments Regarding the Unit	Due to the age of this unit, we will pay close attention to it during the regular maintenance.

Unit #	AC - 7
General Condition	Fair (19 years old)
Operation Status	Cooling: Operational
Heating: Operational
Recommendations	None
Comments Regarding the Unit	Due to the age of this unit, we will pay close attention to it during the regular maintenance.

Unit #	AC - 8
General Condition	Fair (17 years old)
Operation Status	Cooling: Operational
Heating: Operational
Recommendations	None
Comments Regarding the Unit	Due to the age of this unit, we will pay close attention to it during the regular maintenance.

Unit #	AC - 9
General Condition	Good (14 years old)
Operation Status	Cooling: Operational
Heating: Operational
Recommendations	None

Unit #	AC - A
General Condition	Poor (25 year old 8.5 ton Unit)
Operation Status	Cooling: Operational
Heating: Operational but not in use
Recommendations	None
Comments Regarding the Unit	An industry standard on HVAC equipment lifespan is 15-20 years. Bohannon units generally average longer life due to comprehensive maintenance. This unit is 25 years old and has been under a different vendors care for over 10 years. It would be prudent to budget for its replacement in the near future since service levels cannot be verified.
“Budget” Price for Unit Replacement	$17,000.00

Unit #	AC - B
General Condition	Poor (25 year old 8.5 ton Unit)
Operation Status	Cooling: Operational
Heating: Operational but not in use
Recommendations	None
Comments Regarding the Unit	An industry standard on HVAC equipment lifespan is 15-20 years. Bohannon units generally average longer life due to comprehensive maintenance. This unit is 25 years old and has been under a different vendors care for over 10 years. It would be prudent to budget for its replacement in the near future since service levels cannot be verified.
Budget Price for Unit Replacement	$17,000.00

Unit #	HP - 1
General Condition	Poor (23 year old 7.5 ton Unit)
Operation Status	Cooling: Operational
Heating: Operational
Recommendations	1.) Leak check and repair the refrigerant leak.
Repair Price	Not to Exceed: $1,750.00 (including labor, material & tax)
Comments Regarding the Unit	An industry standard on HVAC equipment lifespan is 15-20 years. Bohannon units generally average longer life due to comprehensive maintenance. This unit is 23 years old and has been under a different vendors care for over 10 years. It would be prudent to budget for its replacement in the near future since service levels cannot be verified.
Budget Price for Unit Replacement	$15,000.00

Unit #	AH - 1
General Condition	Fair (unknown)
Operation Status	Cooling: Operational
Heating: Operational
Recommendations	1.) Reinsulate the holding tank.
Price for Repairs	$875.00
Comments Regarding the Unit	None

Unit #	AH - A
General Condition	Fair (25 years old)
Operation Status	Cooling: Operational
Heating: Operational
Recommendations	None
Comments Regarding the Unit	Due to the age of this unit, we will pay close attention to it during the regular maintenance.

Unit #	AH - C
General Condition	Fair (unknown)
Operation Status	Cooling: Operational
Heating: Operational
Recommendations	None
Comments Regarding the Unit	None

Unit #	CU - 1
General Condition	Good
Operation Status	Operational
Recommendations	None
Comments Regarding the Unit	None

Unit #	CU - A
General Condition	Fair
Operation Status	Operational
Recommendations	None
Comments Regarding the Unit	Due to the age of this unit, we will pay close attention to it during the regular maintenance.

Unit #	CU - C
General Condition	Poor (due to heavily deteriorated condenser coils) – 40 ton System
Operation Status	Operational but with reduced capacity
Recommendations	1.) Replace the failed condenser fan motor.
2.) Replace the refrigerant, liquid line drier and oil due to moisture and contaminants in the system.
3.) Note: The condenser coils are heavily deteriorated and are disintegrating. The unit is operational but at a reduced capacity (see below for condenser coil replacement price).
Price for Repairs	$3,875.00
Comments Regarding the Unit	We are recommending the replacement of all four (4) condenser coils. The replacement project will also include miscellaneous hardware, welding, nitrogen, etc as well as crane rigging costs.
Price for Condenser Coil Replacement	$16,130.00

Unit #	B - 1
General Condition	Good
Operation Status	Heating: Operational
Recommendations	1.) Clean the burner racks.
Price for Repairs	$730.00
Comments Regarding the Unit	None

Unit #	B - 2
General Condition	Good
Operation Status	Heating: Operational
Recommendations	1.) Clean the burner racks.
Price for Repairs	$730.00
Comments Regarding the Unit	None

Unit #	DWH - 1
General Condition	Good
Operation Status	Operational
Recommendations	1.) Replace the failing ignition module.
Price for Repairs	$575.00
Comments Regarding the Unit	None

Unit #	SF - 12
General Condition	Good
Operation Status	Operational
Recommendations	None
Comments Regarding the Unit	None

Unit #	EF’s – 1thru 8, 10 thru 19 and A, B & C
General Condition	Good
Operation Status	Operational
Recommendations	None
Comments Regarding the Unit	None

Unit #	EF - 9
General Condition	Good
Operation Status	Operational
Recommendations	1.)	Repair the ductwork that was previously repaired with plastic.
Price for Repairs	$585.00
Comments Regarding the Unit	None

Unit #	VP - 1
General Condition	Good
Operation Status	Operational
Recommendations	None
Comments Regarding the Unit	None

Unit #	CDA - 1
General Condition	Good
Operation Status	Operational
Recommendations	None
Comments Regarding the Unit	None

Unit #	RAD - 1
General Condition	Good
Operation Status	Operational
Recommendations	None
Comments Regarding the Unit	None

Robert, hopefully you find this report helpful. If you would like us to proceed with any of the above recommendations, please make your selection below and sign and return a copy of this proposal. Thank you for this opportunity to serve you and don’t hesitate to call if you have any questions.

Sincerely,

ACCO Engineered Systems, Inc.

Dave Manza
Project Manager
dmanza@accoservice.com
Fax (510) 347-1318
Cell (408) 592-8846

Selection

Repair Recommendations
Unit #	Cost	Approved
AC 3	$3,500.00
AC 4	$1,467.00
AC 5	$1,675.00
AC 6	$1,975.00
HP 1	$1,750.00
AH 1	$875.00
CU C (regular recs)	$3,875.00
CU C (condenser coil replacement)	$16,130.00
B 1	$730.00
B 2	$730.00
DWH 1	$575.00
EF 9	$585.00

Unit Replacement Recommendations
Unit #	Cost	Approved
AC 3	$9,875.00

Note:	These recommendations were priced out as separate repairs. If all approved, we will consolidate them and you will save on labor and mobilization costs

Terms and Conditions

1.	All work shall be performed during normal working hours unless otherwise stated herein.
2.	ACCO Engineered Systems agrees to maintain in full force and effect a Workmen’s Compensation Insurance policy and a Comprehensive Liability Insurance policy in substantial amounts to protect all parties to this agreement, furnishing certificates of insurance, if required by Buyer.
3.	Buyer shall prepare the premises to permit free movement and erection of materials, providing necessary openings, supports, cutting, patching, necessary public utility and steam services, and pay all fees in accordance with codes and ordinances unless otherwise indicated in this Bid Contract.
4.	In the event that the Seller encounters any asbestos product or material in the course of performing its work, the Seller shall have the right to immediately discontinue its work and remove its employees from the project, or that portion of the project wherein such product or materials were encountered, until such time as any hazards connected therewith are abated, encapsulated or removed and/or it is determined that no hazard exists; further, Seller shall receive an extension of time to complete its work and compensation for delays encountered and compensation for any change in the sequence of method or its work occasioned as a consequence of said encounter.
5.	ACCO Engineered Systems extends manufacturer’s standard warranties on all new equipment, misuse or abuse excepted, for a period not to exceed one year from date of first beneficial use, which shall be defined as the Start-up Date. ACCO Engineered Systems guarantees most, but not all, repaired materials, parts and labor for a period of ninety (90) days from the date of first beneficial use. There are no warranties, expressed or implied, other than the above unless so noted herein.
Seller shall not be liable for any consequential damages including, but not limited to, liquidated damages, loss of rent, interest expense, extended overhead or any other delay damages of any kind, nature or description. It is expressly understood and agreed that the only liability of Seller is to replace defective workmanship or material as herein above set forth.
6.	ACCO Engineered Systems will not replace any refrigerant loss caused by defects in the equipment, material, parts, or workmanship furnished under this contract. Replacement of refrigerant due to failure or defects of items furnished by Seller is not included as a part of this agreement.
7.	ACCO Engineered Systems shall not be liable for the corrosive or erasive action of liquids and/or gases upon the equipment specified and no part of such equipment shall be deemed defective by reason of its failure to resist physical or chemical action of such elements or items upon such equipment.
8.	This agreement shall not be binding until duly accepted by an authorized officer of ACCO Engineered Systems No person has authority to make or claim any representation, warranty, term, promise, or condition, expressed or implied, statutory or otherwise, which is not expressed herein. This agreement constitutes the entire agreement between the parties and supersedes and revokes any previous agreement, written or oral, with respect to the labor and equipment covered hereby and may not be amended or modified except in writing executed by the parties hereto.
9.	Under no circumstances shall the liability of Seller arising out of the sale or erection of the equipment hereunder, or arising out of its use, whether on warranties or otherwise, in any case exceed the lesser of the following: (a) Cost of correcting defects in the equipment or workmanship; or (b) the difference in value between the installation as installed and the cost of the original installation thereof, if installed strictly as in the contract documents set forth. And in no event shall any claims be made by either party against the other for consequential damages.
10.	The Seller shall not be bound by any plans and specifications or conditions, existing or otherwise, that have not been presented to or delivered to it for the purpose of submitting this bid, nor shall the Seller be bound by any city ordinances, State laws or other governmental regulations not in effect at the time of submitting this bid, or which had become obsolete and which no longer was enforced by such public body enacting the same.
11.

The Seller shall be excused for any delay in completion of this Bid Contract caused by acts of God, including but not limited to, wind, rain, flood, storm, landslide, subsidence and earthquake; acts of neglect of owner or architect or by any employee or agent of either; acts of neglect of separate contractors employed by owner; acts of public utilities or governmental or public bodies or their agents; material shortages; labor trouble, labor slowdowns; strikes; union activity causing a reduction in productivity; fire; casualty; delay in transportation; changes ordered in the work; failure of Buyer to make payments to Seller as required under this Bid Contract, or other causes beyond the reasonable control of Seller, any of which shall automatically entitle Seller to reasonable or necessary extensions of the completion date of the work and to an equitable adjustment of the contract price to compensate Seller for all costs and expenses of additional labor, service, equipment or material and extended overhead resulting from any such delay.
If any of the materials specified are not readily available, the Seller may substitute equally efficient materials or fixtures of generally similar character in lieu of the equipment, materials or fixtures specified, and it shall allow any differential between the original cost of the materials specified and the materials furnished.
In the event of inability to obtain labor at union scale or without paying a premium above such scale, Seller may delay performance until same shall be obtainable without premium payment or at the option of the Buyer the latter may require the use of materials or labor requiring the payment of such excess cost, but upon condition that the Buyer shall pay such excess

12.	No additional work will be performed unless it is authorized in writing by the Buyer. If the Buyer refuses to sign a written work authorization or change order for the extra work. Seller reserves the right to refuse to perform the extra work.
13.	Should either party hereto bring suit in court to enforce the terms hereof, any judgment awarded shall include court costs and reasonable attorney’s fees to the successful party.
14.	Seller assumes no responsibility for the design on those jobs where Seller prepares working or shop drawings from designs furnished by others. Seller assumes no responsibility whatsoever for design or operative end result under any contract unless there is affirmatively stated on the obverse side of this Bid Contract, a direct undertaking on Seller’s part so to do.
15.	Seller may suspend further performance under this Bid Contract upon three (3) days written notice to the Buyer in the event the Buyer is in breach of this Bid Contract for breach other than non-payment. Notice need not be given if work is suspended due to non-payment or due to the failure of the Buyer to pay for change orders as provided herein. In the event Seller elects to suspend performance, Seller shall be entitled to remobilization costs, including profit and overhead, upon the Buyer bringing payments current or issuing proper change orders for extra work. Such costs will equal actual losses sustained by Seller in terminating and restarting work.
16.	This contract is entered into upon the understanding that in the prosecution of any work herein specified Seller will be allowed sufficient time for the performance of said work on the basis of a normal eight-hour day, and in the event that Buyer or any subcontractor require Seller to perform such labor on an overtime basis, then such additional expense of every kind and character as Seller may be required to incur on account of said overtime labor, shall constitute an additional charge herein.
17.	It is agreed that Buyer is to provide without cost to Seller, proper hoisting conveyances and scaffolding (including the use of engineer) at times so as to not delay Seller’s part of the work, unless otherwise indicated in this proposal.
18.	Any loss or damage to Seller’s work, materials or equipment occurring at the site of the project occasioned by fire, flood, earthquake, windstorm, riot or civil commotion shall be protected by Builders Risk Insurance procured by the contractor or owner without cost to Seller and Seller shall receive a proportionate share of the amount of any payment loss under any such policy or policies according as Seller’s interest may appear.
19.	Notwithstanding any provision in the plans, specifications, contract between prime contractor and owner, general conditions, or any contract documents executed by and between contractor and owner having to do with the subject now stated, Seller shall not be liable for the cost of correcting defects occasioned by the acts or omissions of employees of other subcontractors, the prime contractor, owner or any segregated contractor, to work performed by Seller. Before Seller proceeds with any corrective work to repair such damage, the prime contractor, or other person contracting with Seller in this Bid Contract, shall give Seller an unqualified instruction to proceed with the work upon their responsibility to compensate Seller therefor as an extra.
20.	The Seller expressly reserves the right to assign all or any portion of its rights and/or duties under this Bid Contract with or without notice to the Buyer herein.
21.	In the event of a conflict between the terms and conditions of this Bid Contract and terms and conditions stated in the plans and specifications, or any other contract document, including the prime contract between owner and prime contractor, the terms of this Bid Contract shall govern.
22.	If, in Seller’s opinion, Buyer’s credit becomes impaired, Seller may, at its option, suspend work and deliveries under this contract until it has received full settlement or security for services rendered and is satisfied as to Buyer’s credit for further shipments. If Buyer fails or refuses to make such payment, or give such security, then the full amount due under this contract at such time, for labor and material and/or equipment furnished shall immediately become due and payable and Seller shall have the right and the option to terminate this agreement. In the event that a suspension of this contract is required because of Buyer’s doubtful credit, an extension of the time fixed for the performance of this contract equal to the time of such suspension, shall automatically occur. If legal action is filed to effect collection of any sums due hereunder, Seller shall be entitled to reasonable attorney fees in addition to all other damages found to be due hereunder.